ACKNOWLEDGMENT AND ASSUMPTION

OF PROPOSED SPECIAL SERVICER

July 17, 2026

Trustee and Certificate Administrator

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, MD 21045-1951

Attention: Corporate Trust Services BMO 2024-5C7

CCTCMBSBondAdmin@computershare.com

trustadministrationgroup@computershare.com

Re: Computershare Trust Company, National Association, as Trustee, on behalf of the registered Holders of BMO 2024-5C7 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series

2024-5C7 and the Uncertificated Interest Owners

Ladies and Gentlemen:

                Reference is made to the Pooling and Servicing Agreement dated as of October 1, 2024 (the “PSA”) by and among BMO Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Greystone Servicing Company LLC, as Special Servicer, BellOak LLC, as Operating Advisor and Asset Representations Reviewer, Computershare Trust Company, National Association, as Certificate Administrator, and Computershare Trust Company, National Association, as Trustee. Further reference is made to the Co-Lender Agreement dated as of October 18, 2024 (the “125 Summer ICA”) by and between German American Capital Corporation (Note A-1 Holder, Note A-2 Holder, Note A-3 Holder) and Bank of Montreal (Note A-4 Holder, Note A-5 Holder, Note A-6 Holder); the Co-Lender Agreement dated October 7, 2024 (the “GRM South Brunswick ICA”) by and among Starwood Mortgage Funding II LLC (Initial Note A-1 Holder), Starwood Mortgage Funding II LLC (Initial Note A-2 Holder), and Starwood Mortgage Funding II LLC (Initial Note A-3 Holder); the Co-Lender Agreement dated as of October 10, 2024 (the “Signum at 375 Dean ICA”) by and among Greystone CMC I LLC (Initial Note A-1 Holder), Greystone CMC I LLC (Initial Note A-2 Holder), Greystone CMC I LLC (Initial Note A-3 Holder), Bank of Montreal (Initial Note A-4 Holder), Bank of Montreal (Initial Note A-5 Holder), and Bank of Montreal (Initial Note A-6 Holder); and the Co-Lender Agreement dated as of September 27, 2024 (the “Tank Holding Portfolio ICA” and together with the 125 Summer ICA, the GRM South Brunswick ICA, and the Signum at 375 Dean ICA,  the “ICAs”) by and between Goldman Sachs Bank USA (Initial Note A-1 Holder, Initial Note A-3 Holder) and Bank of Montreal (Initial Note A-2 Holder, Initial Note A-4 Holder).  Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the PSA or the ICAs, as applicable.

              Pursuant to Section 6.04(b), Section 6.08(a), Section 6.08(e), and Section 7.02 of the PSA, Section 15 of the 125 Summer ICA, and Section 7 of the GRM South Brunswick ICA, the Signum at 375 Dean ICA, and the Tank Holding Portfolio ICA, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as the Special Servicer under, and as defined in, the PSA.  The undersigned hereby assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the PSA from and after the date hereof, and agrees to assume and perform punctually the responsibilities, duties and liabilities of the Special Servicer specified in the PSA and ICAs from and after the date hereof.  The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of Special Servicer.  The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the PSA mutatis mutandis with all references to “Agreement” in section 2.06 of the PSA to include this Acknowledgment and Assumption of Proposed Special Servicer. The undersigned further represents and warrants that (i) it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and the ICAs, (ii) it satisfies the requirements of the Required Special Servicer Rating set forth in the ICAs, and (iii) all requirements and preconditions for the appointment of the undersigned Special Servicer have been satisfied.

                CWCapital Asset Management LLC hereby furnishes the following notice address for use in connection with notices provided to it pursuant to the PSA:

                CWCapital Asset Management LLC

                900 19th Street NW, 8th Floor

                Washington, DC 20006

                Attention: Brian Hanson

                CWCAMcontractnotices@cwcapital.com

                                                                                    CWCapital Asset Management LLC

                                                                                    By: /s/ Brian Hanson

                                                                                    Brian Hanson

                                                                                    Managing Director